EXHIBIT 10(b)


                      SUPPLEMENTAL AGREEMENT



          SUPPLEMENTAL AGREEMENT made as of March 12, 1997, by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and EUGENE P. BEARD (hereinafter referred to as "Executive").

                       W I T N E S S E T H

          WHEREAS, the Corporation and Executive are parties to an Employment Agreement made as of July 1, 1995,(hereinafter referred to as the "Employment Agreement"; and
          WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;
          NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:
     1. Paragraph 1.01 of the Employment Agreement is amended effective this date, by deleting "and ending on December 31, 1997" therefrom and substituting "and ending on December 31, 1998" therefor.
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     2.   Paragraph 5.04 of the Employment Agreement is hereby
          amended, effective this date, by deleting "December 31, 1997" therefrom and substituting "December 31, 1998" therefor.
     3. Except as hereinabove amended, the Employment Agreement shall continue in full force and effect.
     4. This Supplemental Agreement shall be governed by the laws of the State of New York.

                         THE INTERPUBLIC GROUP OF COMPANIES, INC.

                         By:  C. KENT KROEBER



                              EUGENE P. BEARD

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